Exhibit 4.1

Execution Version

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of July 1, 2020, by and among (i) AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), (ii) AdaptHealth Corp., a Delaware corporation (“Pubco”), (iii) each of the Persons listed on the Schedule of Investors attached hereto as of the date hereof, and (iv) each of the other Persons set forth from time to time on the Schedule of Investors who, at any time, own securities of the Company or Pubco and enter into a Joinder to this Agreement agreeing to be bound by the terms hereof (each Person identified in the foregoing (iii) and (iv), an “Investor” and, collectively, the “Investors”). This Agreement shall become effective as of the Closing pursuant to the OEP Investment Agreement (as defined below). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 12 hereof.

WHEREAS, Pubco and certain of the Investors are parties to that certain Registration Rights Agreement, dated as of November 8, 2019, as amended (the “Prior Agreement”);

WHEREAS, Pubco and OEP AHCO Investment Holdings, LLC (“OEP”) entered into an Investment Agreement, dated as of May 25, 2020 (the “OEP Investment Agreement”), pursuant to which, OEP agreed to purchase and Pubco agreed to sell shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), of Pubco;

WHEREAS, Pubco and Deerfield Partners, L.P. (“Deerfield Partners”) (together with Deerfield Private Design Fund IV, the “Deerfield Investors”) entered into an Investment Agreement, dated as of June 24, 2020 (the “Deerfield Investment Agreement”), pursuant to which, Deerfield Partners agreed to purchase and Pubco agreed to sell shares of Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”), of Pubco;

WHEREAS, Section 13(d) of the Prior Agreement provides that an amendment may occur with the prior written consent of Pubco and the holders of a majority of the Registrable Securities (as such term is used therein) then outstanding (the “Requisite Holders”); and

WHEREAS, Pubco and the Requisite Holders desire to amend and restate the terms and conditions of the Prior Agreement and to provide for the terms and conditions included herein and to include the recipients of the other Registrable Securities identified herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.            Resale Shelf Registration Rights.

(a)            Registration Statement Covering Resale of Registrable Securities. Pubco filed with the Commission a Registration Statement on Form S-1 (“Form S-1”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of all of the Registrable Securities held by the Investors (other than OEP) (the “Existing Resale Shelf Registration Statement”). Pubco shall use reasonable best efforts to keep the Existing Resale Shelf Registration Statement continuously effective to be supplemented and amended to the extent necessary to ensure that such Existing Resale Shelf Registration Statement is available or, if not available, to ensure that another Registration Statement is available (which replacement Registration Statement shall be deemed an Existing Resale Shelf Registration Statement), under the Securities Act at all times until such date as all Registrable Securities covered by the Existing Resale Shelf Registration Statement, including the Registrable Securities held by the OEP Parties to be added to the Existing Resale Shelf Registration Statement in accordance with Section 1(b), have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”); provided, that Pubco may amend the Existing Resale Shelf Registration Statement in accordance with Section 1(b) and Section 1(c). Without limiting the foregoing or any of Pubco’s obligations under this Agreement, the Company will take such actions, including filing supplements to the prospectus included in such Registration Statement, as shall be necessary to ensure that the Existing Resale Shelf Registration Statement remains effective and available for the resale of all of the shares of Common Stock issuable upon conversion or otherwise in respect of any Series B-1 Preferred Stock (in addition to all of the other Registrable Securities covered by the Existing Resale Shelf Registration Statement) in accordance with the plan of distribution set forth therein. The Existing Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Investor to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in this Agreement and in the Lock-Up Agreements), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Investors; provided, that Pubco may amend the Existing Resale Shelf Registration Statement in accordance with Section 1(b), Section 1(c), Section 1(d) or Section 1(e).

(b)            Pubco shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the SEC no later than the date that is sixty (60) days prior to the Restricted Period Termination Date (as defined in the OEP Investment Agreement), either, at the sole discretion of Pubco, (x) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (provided, that such Registration Statement replaces and becomes the Existing Resale Shelf Registration Statement) or (y) an amendment or prospectus supplement to the Existing Resale Shelf Registration Statement registering the resale from time to time by the OEP Parties of all of the Registrable Securities held by the OEP Parties (such Registration Statement, as amended, the “OEP Resale Shelf Registration Statement”). The OEP Resale Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to Pubco, on Form S-1 or such other appropriate form permitting Registration of the Registrable Securities for resale by the OEP Parties. The OEP Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit the OEP Parties to sell the Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the effective date for the OEP Resale Shelf Registration Statement (subject to lock-up or transfer restrictions pursuant to Section 5.3 of the OEP Investment Agreement and in this Agreement), and shall provide that the Registrable Securities held by the OEP Parties may be sold pursuant to any method or combination of methods legally available to, and requested by, the OEP Parties. Pubco shall use its reasonable best efforts to cause the OEP Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the Restricted Period Termination Date. Once effective, Pubco shall use its reasonable best efforts to keep the OEP Resale Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of the Registrable Securities covered by the OEP Resale Shelf Registration Statement, including by filing successive replacement or renewal OEP Resale Shelf Registration Statements upon the expiration of the OEP Resale Shelf Registration Statement, until such time as the OEP Parties no longer hold Registrable Securities. The OEP Parties shall be entitled, at any time and from time to time when the OEP Resale Shelf Registration Statement is effective (subject to lock-up or transfer restrictions provided the OEP Investment Agreement and in this Agreement), to sell any or all of the Registrable Securities covered by the OEP Resale Shelf Registration Statement. Notwithstanding the first sentence of this Section 1(b), in the event of the occurrence of a Restricted Period Early Termination Event (as defined in the OEP Investment Agreement) prior to the date that is sixty (60) days prior to the Restricted Period Termination Date, Pubco shall use reasonable best efforts to file and cause to be declared effective the OEP Resale Shelf Registration Statement for the Registrable Securities with respect to which the lockup period has terminated within thirty (30) days following such termination. Pubco shall pay all Registration Expenses in connection with the filing of the OEP Resale Shelf Registration Statement.

(c)          If any OEP Party becomes a holder of Registrable Securities after the OEP Resale Shelf Registration Statement is declared effective in accordance with Section 1(b), and such OEP Party has executed a Joinder entitling it to the benefits of this Agreement, then Pubco shall, as promptly as is reasonably practicable following delivery of written notice to Pubco of such OEP Party becoming a holder of Registrable Securities and requesting for its name to be included as a selling securityholder in the Prospectus related to the OEP Resale Shelf Registration Statement:

(i)            if required and permitted by applicable law, file with the Commission a supplement to the related Prospectus or a post-effective amendment to the OEP Resale Shelf Registration Statement so that such OEP Party is named as a selling securityholder in the OEP Resale Shelf Registration Statement and the related Prospectus in such a manner as to permit such OEP Party to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that Pubco shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 45-day period;

(ii)           if, pursuant to Section 1(c)(i), Pubco shall have filed a post-effective amendment to the OEP Resale Shelf Registration Statement that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(iii)         notify such OEP Party as promptly as is reasonably practicable after the effectiveness of any post-effective amendment filed pursuant to Section 1(c)(i).

(d)            Pubco shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the SEC, as soon as reasonably possible following the date hereof, but in no event later than the fifteenth (15th) day following the date hereof, either, at the sole discretion of Pubco, (x) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (provided, that such Registration Statement replaces and becomes the Existing Resale Shelf Registration Statement) or (y) to the extent permitted under applicable Law, an amendment or prospectus supplement to the Existing Resale Shelf Registration Statement registering the resale from time to time by each Deerfield Party of all of the Registrable Securities held by it (such Registration Statement, as amended, the “Deerfield Resale Shelf Registration Statement”). The Deerfield Resale Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to Pubco, on Form S-1 or such other appropriate form permitting Registration of Registrable Securities for resale by the Deerfield Parties. The Deerfield Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit each Deerfield Party to sell the Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the effective date for the Deerfield Resale Shelf Registration Statement (subject to lock-up or transfer restrictions pursuant to Section 5.3 of the Deerfield Investment Agreement and Section 4(a) hereof), and shall provide that the Registrable Securities held by each Deerfield Party may be sold pursuant to any method or combination of methods legally available to, and requested by, such Deerfield Party and in accordance with a plan of distribution approved by such Deerfield Party. Pubco shall use its reasonable best efforts to cause the Deerfield Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the ninetieth (90th) day following the Closing Date. Without limiting the foregoing, as soon as practicable, but in no event later than five (5) business days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review, Pubco shall file a request for acceleration of effectiveness of such Registration Statement (to the extent required, by declaration or ordering of effective, of such Registration Statement or amendment by the SEC) to a time and date not later than two (2) business days after the submission of such request. No later than two (2) business days after the Registration Statement becomes effective, Pubco shall file with the SEC the final prospectus included in the Registration Statement pursuant to Rule 424 (or successor thereto) under the Securities Act. Once effective, Pubco shall use its reasonable best efforts to keep the Deerfield Resale Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of the Registrable Securities covered by the Deerfield Resale Shelf Registration Statement, including by filing successive replacement or renewal Deerfield Resale Shelf Registration Statements upon the expiration of the Deerfield Resale Shelf Registration Statement, until such time as no Deerfield Party holds any Registrable Securities. Each Deerfield Party shall be entitled, at any time and from time to time when the Deerfield Resale Shelf Registration Statement is effective, to sell any or all of the Registrable Securities held by it and covered by the Deerfield Resale Shelf Registration Statement. Pubco shall pay all Registration Expenses in connection with the filing of the Deerfield Resale Shelf Registration Statement.

(e)            If any Deerfield Party becomes a holder of Registrable Securities after the Deerfield Resale Shelf Registration Statement is declared effective in accordance with Section 1(d), and such Deerfield Party has executed a Joinder entitling it to the benefits of this Agreement, then Pubco shall, as promptly as is reasonably practicable following delivery of written notice to Pubco of such Deerfield Party becoming a holder of Registrable Securities and requesting for its name to be included as a selling securityholder in the Prospectus related to the Deerfield Resale Shelf Registration Statement:

(i)           if required and permitted by applicable law, file with the Commission a supplement to the related Prospectus or a post-effective amendment to the Deerfield Resale Shelf Registration Statement so that such Deerfield Party is named as a selling securityholder in the Deerfield Resale Shelf Registration Statement and the related Prospectus in such a manner as to permit such Deerfield Party to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that Pubco shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 45-day period;

(ii)          if, pursuant to Section 1(e)(i), Pubco shall have filed a post-effective amendment to the Deerfield Resale Shelf Registration Statement that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(iii)         notify such Deerfield Party as promptly as is reasonably practicable after the effectiveness of any post-effective amendment filed pursuant to Section 1(e)(i).

(f)          Registrations effected pursuant to this Section 1 shall not be counted as Demand Registrations effected pursuant to Section 2.

2.            Demand Registrations.

(a)          Requests for Registration. Subject to the terms and conditions of this Agreement and of the Lock-Up Agreements, at any time or from time to time, the holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or, if available, on Form S-3 (including a shelf registration pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement, including an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”), if available to Pubco (“Short-Form Registrations”) in accordance with Section 2(b) and Section 2(c) below (such holders being referred to herein as the “Initiating Investors” and all registrations requested by the Initiating Investors being referred to herein as “Demand Registrations”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Within five (5) Business Days after receipt of any such request, Pubco shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms and conditions set forth herein, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all such Registrable Securities with respect to which Pubco has received written requests for inclusion therein within five (5) Business Days after the receipt of Pubco’s notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(b)            Long-Form Registrations. (i) The OEP Parties may request an aggregate of three (3), (ii) the Deerfield Parties may request an aggregate of one (1) and (iii) the Investors (other than any OEP Party) holding a majority of the Registrable Securities (other than those held by the OEP Parties) may request an aggregate of one (1) Long-Form Registration in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective; provided that, Pubco shall not be obligated to effect, or to take any action to effect, any Long-Form Registration unless the aggregate market price of the Registrable Securities requested to be registered in such Long-Form Registration exceeds $20,000,000 at the time of request; provided, further, that Pubco shall only be obligated to effect, or take any action to effect, three (3) Long-Form Registrations in the case of any request therefor by any of the OEP Parties, one (1) Long-Form Registrations in the case of any request therefor by any of the Deerfield Parties and one (1) Long-Form Registration in the case of any request therefor by Investors (other than any OEP Party) holding a majority of the Registrable Securities (other than those held by the OEP Parties). A registration shall not count as a permitted Long-Form Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event Pubco shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder.

(c)            Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to Section 2(b), each of (i) the Investors holding a majority of the Common Units not held by Pubco, (ii) the Investors holding a majority of the Founder Shares, (iii) the Investors holding a majority of the PIPE Shares (including any Common Stock issuable in respect of any Series B-1 Preferred Stock that was exchanged for PIPE Shares), (iv) the Deerfield Parties and (v) the OEP Parties, in each case, shall be entitled to request an unlimited number of Short-Form Registrations in which Pubco shall pay all Registration Expenses whether or not any such Short-Form Registration has become effective; provided, however, that Pubco shall not be obligated to effect any such Short-Form Registration: (i) if the holders of Registrable Securities, together with the holders of any other securities of Pubco entitled to inclusion in such Short-Form Registration, propose to sell Registrable Securities with an aggregate market price at the time of request of less than $5,000,000, or (ii) if Pubco has, within the twelve (12) month period preceding the date of such request, already effected three (3) Short-Form Registrations for the holders of Registrable Securities requesting a Short-Form Registration pursuant to this Section 2(c). Demand Registrations shall be Short-Form Registrations whenever Pubco is permitted to use any applicable short form registration and if the managing underwriters (if any) agree to the use of a Short-Form Registration. For so long as Pubco is subject to the reporting requirements of the Exchange Act, Pubco shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Registrable Securities. If Pubco is qualified to and, pursuant to the request of the holders of a majority of the Registrable Securities, has filed with the Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 (a “Shelf Registration”), then Pubco shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and, if Pubco is a WKSI at the time of any such request, to cause such Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, Pubco shall cause such Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act. If for any reason Pubco ceases to be a WKSI or becomes ineligible to utilize Form S-3, Pubco shall prepare and file with the Commission a registration statement or registration statements on such form that is available for the sale of Registrable Securities.

(d)            Shelf Takedowns. At any time when the Existing Resale Shelf Registration Statement, OEP Resale Shelf Registration Statement, the Deerfield Resale Shelf Registration Statement or a Shelf Registration for the sale or distribution by holders of Registrable Securities on a delayed or continuous basis pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (each, a “Resale Shelf Registration”) is effective and its use has not been otherwise suspended by Pubco in accordance with the terms of Section 2(f) below, upon a written demand (a “Takedown Demand”) by any Investor that is, in either case, a Shelf Participant holding Registrable Securities at such time (the “Initiating Holder”), Pubco will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Resale Shelf Registration (a “takedown offering”) and Pubco shall pay all Registration Expenses in connection therewith; provided that Pubco will provide (x) in connection with any non-marketed underwritten takedown offering (other than a Block Trade), at least two (2) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant, (y) in connection with any Block Trade initiated prior to November 8, 2022, notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant no later than noon Eastern time on the Business Day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten takedown offering, at least five (5) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant. In connection with (x) any non-marketed underwritten takedown offering initiated prior to November 8, 2022 and (y) any marketed underwritten takedown offering, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to Pubco, which notice must be received by Pubco no later than (A) in the case of a non-marketed underwritten takedown offering (other than a Block Trade), the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten takedown offering, three (3) Business Days following the date notice is given to such participant), the Initiating Holder and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(e)            Priority on Demand Registrations and Takedown Offerings. Pubco shall not include in any Demand Registration that is an underwritten offering any securities that are not Registrable Securities without the prior written consent of the managing underwriters and the holders of a majority of the Registrable Securities then outstanding. If a Demand Registration or a takedown offering is an underwritten offering and the managing underwriters advise Pubco in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities held by Initiating Investors, Pubco shall include in such offering prior to the inclusion of any securities which are not Registrable Securities the Registrable Securities requested to be included in such registration (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder).

(f)           Restrictions on Demand Registrations and Takedown Offerings. Any demand for the filing of a registration statement or for a registered offering (including a takedown offering) hereunder will be subject to the constraints of any applicable lock-up arrangements to which any demanding Investor is party, and any such demand must be deferred until such lock-up arrangements no longer apply.

(i)            Pubco shall not be obligated to effect any Demand Registration within 30 days prior to Pubco’s good faith estimate of the date of filing of an underwritten Public Offering of Pubco’s securities and for such a period of time after such a filing as the managing underwriters request, provided that such period shall not exceed 90 days from the effective date of any such underwritten Public Offering. Pubco may postpone, for up to 60 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of any Resale Shelf Registration (and therefore suspend sales of the Registrable Securities included therein) by providing written notice to the holders of Registrable Securities if the board of directors of Pubco reasonably determines in good faith that the offer or sale of Registrable Securities would be expected to have a material adverse effect on any proposal or plan by Pubco or any subsidiary thereof to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require Pubco to disclose any material nonpublic information which would reasonably be likely to be detrimental to Pubco and its subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration or Takedown Demand shall be entitled to withdraw such request. Pubco may delay or suspend the effectiveness of a Demand Registration or takedown offering pursuant to this Section 2(f)(i) only once in any consecutive twelve-month period; provided that, for the avoidance of doubt, Pubco may in any event delay or suspend the effectiveness of Demand Registration or takedown offering in the case of an event described under Section 5(g) to enable it to comply with its obligations set forth in Section 5(f). Pubco may extend the Suspension Period for an additional consecutive 60 days with the consent of the Applicable Approving Party.

(ii)          In the case of an event that causes Pubco to suspend the use of any Resale Shelf Registration as set forth in Section 2(f)(i) or pursuant to Section 5(g) (a “Suspension Event”), Pubco shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Resale Shelf Registration (or such filings) at any time after it has received a Suspension Notice from Pubco and prior to receipt of an End of Suspension Notice (as defined below). Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement. The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf Registration (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from Pubco, which End of Suspension Notice shall be given by Pubco to the holders of Registrable Securities and to such holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iii)         Notwithstanding any provision herein to the contrary, if Pubco shall give a Suspension Notice with respect to any Resale Shelf Registration pursuant to this Section 2(f), Pubco agrees that it shall extend the period of time during which such Resale Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Resale Shelf Registration are no longer Registrable Securities.

(g)          Selection of Underwriters. In connection with any Demand Registration, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided that such selection shall be subject to the written consent of Pubco, which consent will not be unreasonably withheld, conditioned or delayed. If any takedown offering is an underwritten offering, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer such takedown offering. In each case, the Applicable Approving Party shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering. All Investors proposing to distribute their securities through underwriting shall (together with Pubco and the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(h)          Other Registration Rights. Pubco represents and warrants to each holder of Registrable Securities that the registration rights granted in this Agreement do not conflict with any other registration rights granted by Pubco. Except as provided in this Agreement, Pubco shall not grant to any Persons the right to request Pubco to register any equity securities of Pubco, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding.

(i)          Revocation of Demand Notice or Takedown Notice. At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Takedown Demand, the holders of Registrable Securities that requested such Demand Registration or takedown offering may revoke such request for a Demand Registration or takedown offering on behalf of all holders of Registrable Securities participating in such Demand Registration or takedown offering without liability to such holders of Registrable Securities, in each case by providing written notice to Pubco.

3.            Piggyback Registrations.

(a)            Right to Piggyback. Whenever Pubco proposes to register an offering of any of its securities under the Securities Act (other than (i) pursuant to the Existing Resale Shelf Registration Statement, OEP Resale Shelf Registration Statement or Deerfield Resale Shelf Registration Statement), (ii) pursuant to a Demand Registration, (iii) pursuant to a Takedown Demand, (iv) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms, (v) a registration relating solely to employment benefit plans, (vi) in connection with a registration the primary purpose of which is to register debt securities, or (vii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), Pubco shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Sections 3(c) and 3(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which Pubco has received written requests for inclusion therein within 10 business days after the delivery of Pubco’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b)            Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by Pubco in all Piggyback Registrations, whether or not any such registration became effective.

(c)            Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Pubco, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities Pubco proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(d)            Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Pubco’s securities other than holders of Registrable Securities, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(e)          Other Registrations. If Pubco has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, then Pubco shall not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form) at the request of any holder or holders of such securities until a period of at least 90 days has elapsed from the effective date of such previous registration; provided, however, that Pubco shall at all times remain obligated to file or amend, as applicable, (i) any OEP Resale Shelf Registration Statement in accordance with Section 1(b) and/or Section 1(c) in the time periods specified therein and (ii) any Deerfield Resale Shelf Registration Statement in accordance with Section 1(c) and/or Section 1(d) in the time periods specified therein.

(f)          Right to Terminate Registration. Pubco shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Pubco in accordance with Section 7.

4.            Agreements of Holders.

(a)         If required by the managing underwriter(s), in connection with any underwritten Public Offering on or after the date hereof, each holder that beneficially owns 1% or more of the outstanding Common Stock shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by such managing underwriter(s); provided, however, that:

(i)           the Deerfield Parties shall not be required to enter into lock-up agreements pursuant to this Section 4(a) on more than two (2) occasions, including the lock-up agreements entered into on June 29, 2020,

(ii)          any lock-up agreements to which the Deerfield Parties enter into pursuant to this Section 4(a) shall be for a period of not more than sixty (60) days,

(iii)         the obligation of the Deerfield Parties to enter into lock-up agreements pursuant to this Section 4(a) shall terminate on November 8, 2021, and

  (iv)         the Deerfield Parties shall not be required to enter into a lock-up agreement pursuant to this Section 4(a) within six (6) months following the expiration of a previous lock-up agreement entered into by the Deerfield Parties pursuant to this Section 4(a).

(b)            The holders of Registrable Securities shall use reasonable best efforts to provide such information as may reasonably be requested by Pubco, or the managing underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 3 and in connection with Pubco’s obligation to comply with federal and applicable state securities laws.

5.            Registration Procedures. In connection with the Registration to be effected pursuant to the Existing Resale Shelf Registration Statement, OEP Resale Shelf Registration Statement or Deerfield Resale Shelf Registration Statement, and whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a takedown offering, Pubco shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Pubco shall as expeditiously as reasonably possible:

(a)            prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that at least five (5) Business Days before filing a registration statement or prospectus or any amendments or supplements thereto, Pubco shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)            notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by Pubco or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(c)            prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d)            furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e)            during any period in which a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f)            use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Pubco shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g)            promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Pubco promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)            cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Pubco are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(i)             provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j)             enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares and preparing for and participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(k)            make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of Pubco as shall be necessary to enable them to exercise their due diligence responsibility, and cause Pubco’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l)             take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration (including any Shelf Registration), takedown offering or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(n)            permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of Pubco to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to Pubco in writing, which in the reasonable judgment of such holder and its counsel should be included;

(o)            in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

(p)            use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(q)            cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(r)            cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s)            if such registration includes an underwritten Public Offering, use its reasonable best efforts to obtain a cold comfort letter from Pubco’s independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such registration reasonably request;

(t)            provide a legal opinion of Pubco’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

(u)            if Pubco files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(v)            if Pubco does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(w)           subject to the terms of Section 2(c) and Section 2(d), if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when Pubco is required to re-evaluate its WKSI status Pubco determines that it is not a WKSI, use its reasonable best efforts to refile the registration statement on Form S-3 and keep such registration statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such registration statement is required to be kept effective.

6.           Termination of Rights. Notwithstanding anything contained herein to the contrary, the right of any Investor to include Registrable Securities in any Demand Registration or any Piggyback Registration shall terminate on such date that such Investor (together with its Affiliates) beneficially owns less than 1% of the outstanding Common Stock on an as-converted basis and may sell all of the Registrable Securities owned by such Investor pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise; provided, however, that with respect to any Investor whose rights have terminated pursuant to this Section 6, if following such a termination, such Investor loses the ability to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise due to a change in interpretive guidance by the Commission, then such Investor’s right to include Registrable Securities in any Demand Registration or any Piggyback Registration shall be reinstated until such time as the Investor is once again able to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise.

7.            Registration Expenses.

(a)            All expenses incident to Pubco’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Pubco and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by Pubco (all such expenses being herein called “Registration Expenses”), shall be borne by Pubco as provided in this Agreement and, for the avoidance of doubt, Pubco also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Pubco are then listed. Each Person that sells securities pursuant to a Demand Registration, a Takedown Demand or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Person’s account.

(b)            Pubco shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the Applicable Approving Party and one local counsel (if necessary) for each applicable jurisdiction and chosen by the applicable holder of Registrable Securities, in each case, for the purpose of rendering a legal opinion on behalf of such holders in connection with any underwritten Demand Registration, takedown offering or Piggyback Registration.

8.            Additional Payments Under Certain Circumstances.

(a)            Payments (“Additional Payments”) with respect to the shares of Common Stock included in the Registrable Securities shall be assessed as follows if the following event occurs (such event being herein called a “Registration Default”): the Existing Resale Shelf Registration Statement ceases to be effective prior to the expiration of the Effectiveness Period (unless and except to the extent that another Registration Statement covering the applicable Registrable Securities is effective during the Effectiveness Period).

(b)            Additional Payments shall accrue on the applicable Registrable Securities for each such day from and including the date on which any such Registration Default occurs to but excluding the date on which all such Registration Defaults have been cured at a rate of $0.05 per share (subject to proportionate adjustment in the event of any stock split, reverse stock split or other recapitalization) per month or portion thereof (on a 30/360 basis); provided, however, that the Company’s obligation to pay Additional Payments extends only to any shares of Common Stock included in the Registrable Securities that are affected by the Registration Default; and provided further that Additional Payments shall in no event accrue on account of any Registrable Securities during any period that such Registrable Securities may not be sold pursuant to the terms of the Lock-Up Agreements or any other applicable lock-up arrangements to which the applicable Investor is party; provided, however, that notwithstanding anything to the contrary herein, no Additional Payments were accrued or are payable for any Registration Default in the 180 day period following November 8, 2019, and each Investor waives any entitlement thereto. Other than the obligation of payment of any Additional Payments in accordance with the terms hereof, the Company will have no other liabilities for monetary damages with respect to its registration obligations. With respect to each Investor, the Company’s obligations to pay Additional Payments remain in effect only so long as the applicable shares of Common Stock held by the Investor are Registrable Securities. Notwithstanding anything to the contrary contained herein, (i) in no event shall the aggregate of all Additional Payments payable by the Company hereunder on account of any share of Common Stock exceed $0.50 per share (subject to proportionate adjustment in the event of any stock split, reverse stock split or other recapitalization), (ii) no Additional Payments shall accrue during any Suspension Period, (iii) a Registration Default shall be deemed not to have occurred and be continuing, and no Additional Payments shall accrue as a result thereof, if the Registration Default (x) relates to any information supplied or failed to be supplied by an Investor in relation to any Registration Statement or the related Prospectus or (y) arises due to the filing by Pubco of any post-effective amendment to the Existing Resale Shelf Registration Statement in connection with Pubco’s obligation to comply with Section 1(b) or Section 1(c) (but only until such post-effective amendment is declared effective by the Commission), (iv) no Additional Payments shall accrue or be payable to any OEP Party or in respect of the Registrable Securities issued pursuant to the OEP Investment Agreement and (v) no Additional Payments shall accrue or be payable to any Deerfield Party or in respect of the Registrable Securities issued pursuant to the Deerfield Investment Agreement. No Additional Payments shall be payable (i) if as of the relevant Registration Default, the Registrable Securities may be sold by the Investors without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent or (ii) with respect to any period after the expiration of the Effectiveness Period (it being understood that this clause shall not relieve the Company of any Additional Payments accruing prior to the expiration of the Effectiveness Period).

(c)            Any amounts of Additional Payments pursuant to this Section 8 will be payable in cash in arrears on the last day of each month following the date on which a Registration Default occurs. The amount of Additional Payments will be determined on the basis of a 360-day year comprised of twelve 30-day months, and the actual number of days on which Additional Payments accrued during such period.

9.            Indemnification.

(a)            Pubco agrees to (i) indemnify and hold harmless, to the fullest extent permitted by law, each Investor and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (A) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by Pubco of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to Pubco and relating to action or inaction required of Pubco in connection with any such registration, qualification or compliance, and (ii) pay to each Investor and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to Pubco or any managing underwriter by such Investor expressly for use therein; provided, however, that the indemnity agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Pubco be liable in any such case for any such claim, loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the registration statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration statement. In connection with an underwritten offering, Pubco shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)            In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to Pubco in writing such information relating to such holder as Pubco reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Pubco, its officers, directors, employees, agents and representatives and each Person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)            Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel for each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)            Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 9(a) or 9(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 9(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 9(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(e)            The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

10.         Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to Pubco or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities, such Person’s authority to sell such securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to Pubco or the underwriters with respect thereto that are materially more burdensome than those provided in Section 9. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by Pubco and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 4, Section 5 and this Section 10 or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 10, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, Pubco and the underwriters created pursuant to this Section 10.

11.          Other Agreements. Pubco shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as the Investors may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (b) a registration statement on Form S-1 or any similar registration form hereafter adopted by the Commission. Upon request, Pubco shall deliver to the Investors a written statement as to whether it has complied with such requirements. Pubco shall at all times use its reasonable best efforts to cause the securities so registered to continue to be listed on one or more of the New York Stock Exchange, the American Stock Exchange and the Nasdaq Stock Market. Pubco shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

12.         Definitions.

(a)            “Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

(b)            “Applicable Approving Party” means the holders of a majority of the Registrable Securities participating in the applicable offering or, in the case of a Short-Form Registration effected pursuant to Section 2(c), the holders of a majority of the type of Registrable Securities that initiated such Short-Form Registration.

(c)            “as-converted basis” means, for purposes of computing beneficial ownership, such number of shares of Common Stock calculated on a basis assuming all shares of Series A Preferred Stock, Series B-2 Preferred Stock or Series B-1 Preferred Stock, as applicable, had been converted by the holders thereof in accordance with their terms, but disregarding any restrictions or limitations upon the conversion of such Series A Preferred Stock, Series B-2 Preferred Stock or Series B-1 Preferred Stock, as applicable.

(d)            “Block Trade” means any non-marketed underwritten takedown offering taking the form of a bought deal or block sale to a financial institution.

(e)            “Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which Pubco’s chief executive office is located or in New York, NY.

(f)            “Closing” means the closing of the sale of Series A Preferred Stock to OEP pursuant to Section 1.2 of the OEP Investment Agreement.

(g)            “Commission” means the U.S. Securities and Exchange Commission.

(h)            “Common Stock” means the Class A Common Stock of Pubco, par value $0.0001 per share.

(i)            “Common Unit” has the meaning set forth in the LLC Agreement.

(j)            “Deerfield Party” or “Deerfield Parties” means the Deerfield Investors, any Related Deerfield Fund that becomes a party to this Agreement following the date hereof by execution of a joinder hereto or other written agreement between such Related Deerfield Fund and the Company, and any of their respective Affiliates.

(k)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(l)            “FINRA” means the Financial Industry Regulatory Authority.

(m)            “Founder Shares” means the 6,250,000 shares of Common Stock issued to the Original Holders prior to Pubco’s initial public offering.

(n)            “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(o)            “LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 8, 2019, by and among the Company, Pubco and the other members of the Company (as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof).

(p)            “Lock-Up Agreements” means those certain Lock-Up Agreements, dated as of July 8, 2019, by and among Pubco, the Company, and certain of the Persons listed on the Schedule of Investors attached hereto.

(q)            “Merger Agreement” means the Agreement and Plan of Merger, dated as of July 8, 2019, by and between Pubco, the Company and certain other parties, as amended.

(r)            “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(s)            “PIPE Shares” means the 12,500,000 shares of Common Stock issued to the one of the Investors pursuant to that certain Subscription Agreement, dated as of July 8, 2019, by and between Pubco and such Investor.

(t)            “Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

(u)            “Public Offering” means any sale or distribution by Pubco and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

(v)            “OEP Party” or “OEP Parties” means OEP and each Affiliate of OEP to whom shares of Series A Preferred Stock or shares of Common Stock are transferred pursuant to Section 5.3 of the OEP Investment Agreement.

(w)            “Original Holders” shall mean each of Chris Wolfe, Steven Hochberg, Dr. Mohit Kaushal, Dr. Gregory Sorensen and Dr. Susan Weaver.

(x)            “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

(y)            “Registrable Securities” means (i) any Common Stock issued with respect to or in exchange for any Common Units held by the Investors, (ii) any Founder Shares held by the Investors (including any Common Stock issued or issuable in respect of any Series B-1 Preferred Stock issued to Deerfield Private Design Fund IV, L.P. (“Deerfield Private Design Fund IV”) in exchange for such Common Stock pursuant to the Exchange Agreement, dated as of the date hereof, between the Company and Deerfield Private Design Fund IV (the “Exchange Agreement”)), (iii) any Private Placement Warrants (or underlying securities) held by the Investors, (iv) any PIPE Shares held by the Investors (including any Common Stock issued or issuable in respect of any Series B-1 Preferred Stock issued to Deerfield Private Design Fund IV in exchange for such PIPE Shares pursuant to the Exchange Agreement), (v) any Common Stock issued to an Investor pursuant to the terms of the Merger Agreement, (vi) any Common Stock issued to OEP pursuant to the OEP Investment Agreement (whether or not such shares of Series A Preferred Stock or Common Stock are subsequently transferred to any OEP Party) held by any OEP Party, (vii) any Common Stock issued or issuable upon conversion of the Series A Preferred Stock issued to OEP pursuant to the OEP Investment Agreement (whether or not such shares of Series A Preferred Stock or Common Stock are subsequently transferred to any OEP Party) held by any OEP Party, (viii) any Common Stock issued or issuable, directly or indirectly, upon conversion of the Series B-2 Preferred Stock (or upon conversion of the Series B-1 Preferred Stock into which the Series B-2 Preferred Stock is converted) to Deerfield Partners pursuant to the Deerfield Investment Agreement (whether or not such shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock or Common Stock are subsequently transferred to any Deerfield Party) held by any Deerfield Party or (ix) any Common Stock issued or issuable with respect to the securities referred to in the preceding clauses (i) through (viii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this definition, the shares of Common Stock issuable upon conversion or exercise of any security shall be determined without regard to any limitation on the conversion or exercise thereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 following November 8, 2019 or repurchased by Pubco or any of its subsidiaries. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the conversion or exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to this Agreement.

(z)            “Registration Statement” means any registration statement filed by Pubco with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).

(aa)          “Related Deerfield Fund” means any investment fund or managed account that is managed on a discretionary basis by the same investment manager as a Deerfield Party.

(bb)          “Rule 144”, “Rule 158”, “Rule 405”, “Rule 415” and “Rule 430B” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(cc)          “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(dd)          “Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Existing Resale Shelf Registration Statement, OEP Resale Shelf Registration Statement, Deerfield Resale Shelf Registration Statement or the Shelf Registration, as applicable, or any such holder that could be added to such Existing Resale Shelf Registration Statement, OEP Resale Shelf Registration Statement, Deerfield Resale Shelf Registration Statement or Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

(ee)          “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

13.         Miscellaneous.

(a)            No Inconsistent Agreements. Neither the Company nor Pubco shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Investors in this Agreement.

(b)            Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof, including without limitation, but subject to the remainder of this Section 13(b), the Prior Agreement. This Agreement shall be automatically effective as of the Closing (as defined in the OEP Investment Agreement), without further action by any party hereto. Prior to the Closing, the Prior Agreement shall remain in effect. If the Investment Agreement is terminated for any reason, then this amendment shall be void and of no force and effect.

(c)            Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d)            Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of Pubco and the holders of a majority of the Registrable Securities then outstanding; provided, that no amendment may materially and disproportionately adversely affect the rights of any holder of Registrable Securities compared to other holders of Registrable Securities without the consent of such adversely affected holder; and provided further, that the definition of “Effectiveness Period”, “Deerfield Investors”, “Deerfield Parties”, “Registrable Securities”, “Related Deerfield Fund”, Section 1(d), Section 1(e), Section 4(a) (Agreements of Holders), Section 8 (Additional Payments Under Certain Circumstances), any other provision of this Agreement that expressly relates to any Deerfield Investor, any Deerfield Party, any Deerfield Related Fund, the Deerfield Shelf Registration Statement or the Series B-1 Preferred Stock and this Section 13(d) may not be amended in a manner adverse to any Deerfield Party without the prior written consent of the Deerfield Parties. Any amendment or waiver effected in accordance with this Section 13(d) shall be binding upon each Investor, Pubco and the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e)            Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f)            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

(g)            Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of telecopied, facsimile or portable data format (PDF) signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h)            Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” herein shall mean “including without limitation.”

(i)             Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(j)            Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by or email or by registered or certified mail (postage prepaid, return receipt requested) to each Investor at the address indicated on the Schedule of Investors attached hereto and to Pubco and the Company at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13(j)):

if to Pubco:

AdaptHealth Corp.
220 West Germantown Pike Suite 250
Plymouth Meeting, PA 19462
Attention: General Counsel
E-mail: cjoyce@adapthealth.com

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Steven J. Gartner; Michael E. Brandt; and Danielle Scalzo
Facsimile: (212) 728-8111
Email: sgartner@willkie.com; mbrandt@willkie.com; and
DScalzo@willkie.com

if to the Company:

AdaptHealth Holdings, LLC
122 Mill Road, Suite A130
Phoenixville, Pennsylvania 19460
Attention: Luke McGee
Email: luke.mcgee@adapthealth.com

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Steven J. Gartner; Michael E. Brandt; and Danielle Scalzo
Facsimile: (212) 728-8111
Email: sgartner@willkie.com; mbrandt@willkie.com; and
DScalzo@willkie.com

(k)          Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(l)           No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

ADAPTHEALTH HOLDINGS LLC

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

PUBCO:

ADAPTHEALTH CORP.

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

INVESTORS:

DEERFIELD PRIVATE DESIGN FUND IV, L.P.
By: Deerfield Mgmt IV, L.P., General Partner
By: J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P.
By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

OEP AHCO INVESTMENT HOLDINGS, LLC

By:	/s/ Brad Coppens
Name:	Brad Coppens
Title:	Authorized Officer

BMSB L.P.

By:	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

By:	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

BLUEMOUNTAIN SUMMIT OPPORTUNITIES FUND II (US) L.P.

By:	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

BLUEMOUNTAIN FURSAN FUND L.P.

By:	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

CLIFTON BAY OFFSHORE INVESTMENTS L.P.

By:	Clifton Bay Management Ltd.
Its General Partner
By:	/s/ Susan V. Demers
Name:	Susan V. Demers
Title:	For Vicali Services (BVI) Inc. – Director

QUADRANT MANAGEMENT

By:	/s/ Marco Vega
Name:	Marco Vega
Title:	COO

RICHARD BARASCH

By:	/s/ Richard Barasch

2014 BARASCH FAMILY TRUST

By:	/s/ Richard Barasch
Name:	Richard Barasch
Title:	Beneficiary

BLUE RIVER NJ LLC
By: Still Water Nevada Trust

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

QUAD CAPITAL, LLC
By: Still Water Nevada Trust

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

JOSHUA PARNES

By:	/s/ Joshua Parnes

LUKE MCGEE

By:	/s/ Luke McGee

2321 CAPITAL LLC

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

FRESH POND INVESTMENT LLC

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

LBM DME HOLDINGS LLC

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Authorized Signatory

WHEATFIELD LLC

By:	/s/ Gregg Holst
Name:	Gregg Holst
Title:	Authorized Signatory

MAYAID2001 LLC

By:	/s/ Christopher Joyce
Name:	Christopher Joyce
Title:	Authorized Signatory

VERUS EQUITY HOLDING COMPANY, LLC

By:	/s/ Robert Emmet Seibels III
Name:	Robert Emmet Seibels III
Title:	President

VERUS NOTE HOLDING COMPANY, LLC

By:	/s/ Robert Emmet Seibels III
Name:	Robert Emmet Seibels III
Title:	President

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Amended and Restated Registration Rights Agreement dated as of July 1, 2020 (as the same may hereafter be amended, the “Registration Rights Agreement”), among AdaptHealth Holdings Corporation, a Delaware corporation, AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), and the other persons named as parties therein.

By executing and delivering this Joinder to Pubco, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of _____________, 20__.

INVESTOR:

[•]

By:
Its:

Address for Notices:

[•]
[•]
[•]
[•]

Agreed and Accepted as of

ADAPTHEALTH HOLDINGS LLC

By:
Its: